SUMMARY INVESTOR PRESENTATION December 2016

Forward-Looking Statement This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements discussed in this presentation as well as in other reports, materials and oral statements that the SEACOR Holdings Inc. (“Company”) releases from time to time constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels and Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. The forward- looking statements in this presentation should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 8-K (if any), which are incorporated by reference. 2

Understanding SEACOR 3 We are a specialized asset manager. We are a specialized asset manager We invest capital and finance efficiently. We support the energy, agricultural, transportation, logistics, and infrastructure markets. We design, build, own, and operate equipment and industrial facilities. We deal in hard assets – we look for value.

Investment Objectives & Strategy 4 OBJECTIVES • Pursue risk adjusted returns on equity • Pursue long-term appreciation (“real growth”) with capital preservation STRATEGY • Adhere to capital and balance sheet discipline: we live within our means • Opportunistically deploy capital into cyclical assets • Maintain flexibility and leverage off of existing businesses • Maintain liquidity to buy deep value • Harvest our gains and not “hug” assets for continuous earnings • Capitalize on tax efficiency A dollar of gain is as good as rental income.

The SEACOR Portfolio 5 Transportation, Logistics, and Other Shipping Services Inland River Services Liquid Bulk Shipping Harbor Towing and Bunkering Liner / Short- Sea Shipping Illinois Corn Processing (“ICP”) Other Alternative Energy Emergency and Crisis Services Barge Transportation Terminals and Fleeting Ship Management We own, operate, service, and invest across the logistics and transportation value chains. General Aviation Services Specialty Finance Energy Services: Offshore Marine Services

Offshore Marine 100% SEACOR’s Transformation: A Decade Plus Journey 6 Offshore Marine 48%Inland River 18% Shipping 30% ICP, Other & Corp 4% Sep. 30, 2016 $1,316 million 1 Net property and equipment was adjusted to exclude the $267.7 million related to our partners’ 49% interest of SEA-Vista. Total net property and equipment as of Sep. 30, 2016 was $1,584.0 million. Net property and equipment excludes cash, investments in joint ventures, and goodwill. Jun. 30, 2005 $934 million Dec. 31, 1990 $98 million Energy Service Energy Service Net Property and Equipment Pro Forma Net Property and Equipment1 Net Property and Equipment Inland River 23% Other & Corp 2% Energy Service Offshore Marine & Aviation 75% Ready for the Next Chapter

The SEACOR Story: Dawn of Consolidation Era, and Globalization 7 $- $20 $40 $60 $80 $100 $120 $140 $160 '92 '93 '94 '95 '96 '97 '98 '99 Book Value Per Share Pre ’92: Entered Depressed Offshore Marine (’89) IPO Entered Offshore Drilling Entered Dry Bulk Entered Emergency and Crisis Services • Era of consolidation, niche diversification, and globalization of energy services – NICOR Marine (1989) – OMI Petrolink – consolidate GOM PSV sector (1993) – CNN 1, 2 & 3 – global entry to West Africa (1993-1996) – Graham – passenger support (1995) – McCall – consolidate passenger support (1996) – Smit Internationale – expand international footprint (1996) – Galaxie Marine – consolidate GOM PSV sector (1997) • Collateral transactions (capitalizing on Asian flu, diversifed offshore) – New construction programs– entered jackup market (1997) • History of Opportunism – National Response Corporation (1991) – ERST/O’Brien’s (1997) Entered Standby Safety Created National Response Corporation (’91)

The SEACOR Story: Consolidation – The Mature Phase 8 • Continued consolidation, internationalization, and embarked on diversification – Barges: SCF (2000) – Shipping and harbor towing: Seabulk (2005) – Aviation: • TexAir (2002) • Era Aviation (2004) – Environmental: Foss Environ./NRCES (2003) – Financing (i.e. sale leasebacks) – Offshore drilling rigs (exited 2002) • Completed consolidation phase of energy marine service: offshore marine – Boston Putford - Standby consolidation (2000) – Plaisance, Rincon, Cheramie, and Stirling – consolidated GOM PSB and utility market, North Sea PSV market (2001) – Seabulk (2005) $- $20 $40 $60 $80 $100 $120 $140 $160 '00 '01 '02 '03 '04 '05 Book Value Per Share Entered Inland River Entered Helicopter Exited Offshore Drilling Entered Petroleum Transport and Harbor Towing and Bunkering: Seabulk Expanded Helicopter: ERA

$- $20 $40 $60 $80 $100 $120 $140 $160 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 Era Distribution Per Share ($20.88) Special Cash Dividends Per Share (Tot. $20) Book Value Per Share The SEACOR Story: Harvesting Gains – Preparing for the 2016 Apocalypse 9 • Building on diversity and opportunism – Inland river: Waxler (2007) – Inland river terminals/grain elevators: Soylutions (2006), Gateway (2012), Bunge-SCF Grain JV (2010) – Manufacturing: Illinois Corn Processing (2009) – Internationalizing barge business: SCFCo (2008) – Growing shipping liner service: G&G (2011) – Entered general aviation: Avion (2006), Hawker Pacific (2010) – Diversified offshore - focus on niches: C-Lift (2006), Sea-Cat (2009), Windcat (2011), Superior liftboats - P&A (2012) – Exited international dry bulk: Sea Treasure (2006) – Divested aviation service • Era Group Inc (spin-off 2013)1 – Harvested environmental business: • RMA (2006); Link, SRI, AC Industrial, Rivers Edge (2007); Trident Port (2008); SES-Chem and PIER Systems (2009); SES-Kazakhstan (2010) • NRC and affiliates (exited 2012) – Divested inland river tank barges – Sold offshore vessels Exited Dry Bulk Entered Terminal Business Entered General Aviation Entered Commodity Trading Entered Corn Processing Entered Liner / Short Sea Shipping Spin- off of ERA Exited Environ. Response Services 1 Special Cash Dividends of $15 and $5 per common share were paid to stockholders on December 14, 2010, and December 17, 2012, respectively. 2 The spin-off of Era Group Inc. on January 31, 2013 amounted to $20.88 per common share. Book value was $415.2 million. Stock price of ERA from Jan. 31, 2013 to Dec. 31, 2013 ranged from a high of $34.64 and low of $18.55. 1 2 Entered General Aviation: Hawker Entered Offshore Drilling Entered Inland River Liquids Exited Commodity Trading Divested Inland Tank Barges

The SEACOR Story: Next Chapter (2016 – A New Era of Consolidation) 10 The Benefits of Consolidation: Eliminate Overhead & Optimize Use of Equipment What goes around comes around • Offshore Marine: Will Phoenix rise from the ashes? • Inland River: Are there one to many barge operators? • Jones Act Tankers: Will the financial players stay the course? X X X X

SEACOR's Asset Base

		Asset Mix
	Offshore Marine Services	Anchor handling towing supply vessels Fast support vessels Platform supply vessels Standby safety vessels Liftboats Wind farm utility vessels
	Inland River Services	Dry-cargo hopper barges Towboats Terminal operations & grain elevators Fleeting operations Intermodal terminals Shipyard services
	Shipping Services	Petroleum & chemical tank vessels Harbor and offshore tugs Bunker barges Short-sea RoRos & LoLo Landing Craft
	ICP	Illinois Corn Processing Plant
SEACOR	Other	General Aviation Services Witt O'Brien's (Emergency & Crisis Srvs.) Other activities

Pro Forma Total Assets as of Sep. 30, 2016
$2,954 million



Cash[2] 17%
Corporate 0%
Other 5%
ICP 2%
Energy Service Offshore Marine[1] 37%
Shipping 26%
Inland River 13%

Diversification and liquidity: We are prepared for opportunity.

[1] If the spin-off of SEACOR Marine Holdings Inc. ("SMH"), the offshore marine business unit, were to have occurred on Sep. 30, 2016, total cash and near cash assets of $218.4 million related to the business would have transferred to the entity.

[2] Cash includes cash and cash equivalents, marketable securities, including Dorian LPG Ltd. (NYSE: LPG), and construction reserve funds for all business units except for the offshore marine division.

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Offshore Marine Services: SEACOR Marine Holdings Inc. (“SMH”) 12

Offshore Marine Services: Market Drivers and Opportunities 13 • Mission specific drivers: – Drilling – Construction – Decommissioning – Alternative energy • Primary Revenue Source: term charters • Opportunity: – Consolidate niches and regions – Acquire cheap assets – Leverage bank relationships: manage third party assets: income plus carried interest Capitalizing on downturn; a marathon, not a sprint. Business depressed: dawn of recovery. • Market drivers: – Production support – Platform and pipeline maintenance – Ocean mapping – Cable laying • Market drivers: – Personnel transport – Plug & abandonment work

Offshore Marine Services: Current Activity Profile 14 1 There were 8 vessels leased-in with lease expirations ranging from Dec. 2018 – Dec. 2021. As Dec. 8, 2016 Working & Employed Idle Cold Stacked Owned & Leased-in1 Joint Ventured Pooled or Managed Total U.S., primarily Gulf of Mexico AHTS - 4 7 11 - - 11 Fast support 3 1 13 17 - 2 19 Supply - - 1 1 3 - 4 Liftboats - 2 13 15 - - 15 Africa, primarily West Africa AHTS 1 1 2 4 - - 4 Fast support 6 - 2 8 3 1 12 Supply - - 3 3 2 2 7 Specialty 1 - - 1 - - 1 Middle East and Asia AHTS 1 - 1 2 1 9 12 Fast support 9 1 - 10 4 - 14 Supply 1 2 2 5 1 1 7 Specialty 1 - 1 2 1 3 6 Wind farm utility - - 2 2 - - 2 Brazil, Mexico, Central and South America Fast support - - 1 1 4 - 5 Supply 2 - 1 3 10 - 13 Europe, primarily North Sea Standby safety 17 3 - 20 1 - 21 Wind farm utility 25 10 - 35 3 - 38 67 24 49 140 33 18 191

As of 3Q16 Owned Joint Ventured Leased- in Pooled or Managed Total AHTS1 13 1 4 9 27 Fast support 35 11 1 3 50 Supply 12 15 1 3 31 Standby safety 20 1 - - 21 Specialty 3 1 - 3 7 Liftboats 13 - 2 - 15 Wind farm utility 37 3 - - 40 133 32 8 18 191 Owned Fleet Details Avg. Age U.S.- Flag Foreign- Flag AHTS1 16 9 4 Fast support 11 18 17 Supply 13 2 10 Standby safety 34 - 20 Specialty 21 - 3 Liftboats 14 13 - Wind farm utility 7 - 37 14 42 91 Offshore Marine Services: Asset Profile 15 1 Vessel Net Book Value as of Sep. 30, 2016 $482.6 million2 1 AHTS = Anchor handling towing supply 2 Vessel net book value excludes $13.8 million in spares, machinery, and equipment and $9.6 million in other property. It also excludes $122.6 million in construction in progress. Total capital commitments as of Sep. 30, 2016 included nine fast support vessels, four supply vessels and one wind farm utility vessel. U.S.-flag AHTS 16% Foreign-flag AHTS 6% Fast support 38%Supply 14% Standby safety 5% Specialty 2% Liftboats 12% Windfarm utility 7%

Offshore Marine Services: Operating Leverage – “Stacked Fleet” 16 1 Reflects vessels owned since 2012. 2 Information provided as of April 30, 2016. 3 DVP is calculated as vessel operating revenues less direct operating expenses (running costs) excluding leased-in equipment rental costs. DVP is before the allocation of overhead. DVP does not equate to OIBDA or to profit as additional overhead may be required in order to place vessels back in service and support operations. (in millions) Year-to-Date2 2015 Prior 3 Yr. Avg Prior 3 Yr. High Prior 3 Yr. Low AHTS 76.8$ 1.9$ 29.8$ 33.0$ 39.9$ 24.7$ Liftboat 31.3 (0.8) (2.0) 24.6 28.9 19.3 PSV 16.2 (0.7) (2.9) 1.2 2.8 0.2 FSV 8.4 (0.4) 1.5 2.6 2.9 2.2 Total 132.7$ -$ 26.4$ 61.4$ 71.2$ 56.5$ U.S.-Flag Vessels Cold Stacked as of Sep. 30, 2016 Class1 NBV2 Direct Vessel Profit ("DVP")3

Inland River Services 17

Inland River Services: Terminal Operations • Ethanol/petroleum transshipment and storage facility • Capable of handling light petroleum and heavy crude with steam capabilities • Barge, train, and truck cap. • Four 100,000 bbl storage tanks • High speed intermodal facility Leased to Bunge SCF Grain • 4.2 m bushel grain capacity • 1.9 m bushel flat storage • Intermodal facility with unit train and truck capability Leased to Wabash Valley • 40,000 ton dry bulk storage • 1 million gallon liquid storage • 50,000 sq ft. ag. chemical building Grain Storage Fertilizer & Chem. Storage Gateway Terminals • 9 distinct terminal locations • Intermodal facility with barge, unit train, and truck capability • Grain and general cargo capabilities • Intermediate storage in enclosed warehouse and pad storage • Access to seven Class 1 railroads Lewis & Clark Terminals 18

Inland River Services: Market Drivers and Opportunities 19 • Market Drivers: – Dry-Cargo barge operations: agricultural exports, and fertilizer and industrial commodity imports – Terminal operations: demand for storage, rail moves, and redistribution of bulk commodities (steel, fertilizer, agricultural products, and ethanol) • Primary Revenue Source: – Contract of Affreightment (COA) for barge operations – Terminal throughput volume and related services – Fleeting (barge shifting, fleeting, cleaning, and repair) – Dry-cargo towing services – Shipyard and related services • Opportunities: – Consolidate fragmented fleets and river assets in the United States and/or South America – Acquire equipment & facilities at favorable prices – Capitalize on new technology: pursue innovation in boat design – Develop container-on-barge service

Shipping Services 20

Shipping Services: Operating Areas 21 Jones Act - ships • 9 Medium Range tankers (3 leased-in) • 1 Medium Range tanker on order • 1 chemical and petroleum articulated tug-barge (“ATB”) delivery in process Jones Act – tugs • 23 Harbor tugs (9 leased-in) • 2 Harbor tugs on order • 1 Offshore tug (JV) Bunkering/terminal support • 4 foreign flag tugs • 5 Jones Act bunker barges Liner/short-sea shipping • 6 landing craft / 1 containership • 7 RORO/deck barges (JV) Jones Act shipping Information as of Nov. 30, 2016

Shipping Services: Market Drivers and Opportunities 22 • Liquid Bulk Shipping: – Market Drivers: refined products (i.e. jet fuel, gasoline, diesel), chemical products (e.g. caustic soda), and crude oil demand and distribution – Primary Revenue Sources: time charter contracts (1-7 years), COA contracts, spot market, occasional bareboat – Opportunity: consolidation, third party ship management, government services, and international dry bulk • Harbor Towing: – Market Drivers: • vessel port calls (increasing = Panama Canal) • petroleum and chemical facilities and distribution, global trade, and U.S. imports – Primary Revenue Source: term contracts for port assistance – Opportunity: • expansion to additional ports U.S. and overseas • pursue long term contracts at terminal facilities • Liner Shipping: – Market drivers: GDP growth, construction and infrastructure projects in the Bahamas and Caribbean – Primary Revenue Source: freight consolidation and freight forwarding, “on sea trucking” – Opportunity: expand service area: north coast of South America, Cuba, develop other U.S. short-sea routes Tanker contract backlog as of Sep. 30, 2016: $442.8 million

Other Activities 23 • Illinois Corn Processing: – Product output: food, beverage, and industrial grade alcohol, agricultural feed (Dried Distillers Grains with Solubles, DDGS, used for animal feed), non-food grade Corn Oil used for feedstock in biodiesel production, and fuel grade ethanol – Production capacity: Estimated Production Capacity: 84 million gallons per year - +-30-35% High Quality (HQ- "beverage grade), +-30-35% Industrial-chemical (export grade), +-30-40% Fuel Grade (Available to blend) • Industrial/General Aviation Services – Product mix: fixed wing and helicopter MROs (maintenance, repair & overhaul) and/or FBOs (fixed based operations) in Singapore, Shanghai, Manila, KL and throughout Australia; military contracts in Australia and New Zealand; aircraft distribution (mainland China, South East Asia, the UAE), aircraft brokerage, research and consulting • Emergency and Crisis Management – Preparedness: planning (crisis, emergency, business continuity, compliance), training and exercises – Response: on-call emergency responders, supported by 24/7 command center – Recovery: management of post-disaster recovery efforts

Funding Capital Expenditures with Proceeds from Asset Sales 24 1 1 Capital expenditures 2005 – 3Q161 (in millions) 1 Represents the capital expenditures and proceeds from asset sales from January 2005 to September 2016 for our offshore marine, inland river and shipping divisions. Total capital expenditures: $2,692 million Total proceeds from asset sales: $2,539 million (in millions) Proceeds from asset sales 2005 – 3Q161 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 Offshore Marine Inland River Shipping $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 Offshore Marine Inland River Shipping

Summary: SEACOR’s Value Proposition 25 We are a specialized manager investing capital; we don’t just buy equipment. • 25+ year track record of investing in, owning, and operating assets, businesses, and securities in cyclical industries throughout market cycles • In-house operating platform facilitates more nuanced diligence, not all assets (even if classified the same) are equal • Legacy operator…we are a strategic counterparty, and not only perceived as a capital provider • Management has diversified experience across multiple market segments and geographies…we have expanded far relative to our size • A dollar of gain is as good as rental income In-house capability to underwrite investments across a company or businesses’ capital structure and/or in individual assets.

Earnings (2000 – 2015)

SEACOR

(in millions)	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Offshore Marine Services:																
Operating income (loss)	$43.0	$106.0	$ 58.2	$24.2	$19.4	$119.5	$282.7	$288.0	$273.8	$173.2	$133.2	$26.6	$ 64.2	$ 88.2	$ 68.4	$(38.9)
Depreciation and amortization	41.9	52.9	51.1	46.4	43.3	69.4	81.5	60.5	55.6	54.9	51.8	48.5	61.5	65.4	64.6	61.7
OIBDA[1]	84.9	158.9	109.3	70.7	62.7	188.9	364.2	348.6	329.4	228.1	184.9	75.0	125.8	153.6	133.0	22.8
Gains (losses) on asset sales[2]	7.6	9.2	8.6	17.9	10.1	20.4	67.0	82.5	69.2	22.5	29.5	14.7	14.9	28.7	26.5	(17.0)
OIBDA (ex. gains/losses)[3]	$77.3	$149.7	$100.7	$52.8	$52.6	$168.5	$297.2	$266.0	$260.2	$205.6	$155.5	$60.4	$110.9	$124.9	$106.5	$ 39.8
Inland River Services:																
Operating income	n/a	$ 2.3	$ 3.5	$ 5.2	$16.9	$ 41.5	$ 59.9	$ 71.2	$ 47.5	$ 42.2	$ 65.0	$36.3	$ 31.4	$ 25.8	$ 62.5	$ 33.1
Depreciation and amortization	n/a	1.1	1.9	(3.9)	7.2	12.0	20.0	16.3	16.6	19.4	20.7	23.5	28.3	28.5	29.4	28.6
OIBDA[1]	n/a	3.4	5.4	1.3	24.1	53.5	79.9	87.5	64.1	61.6	85.8	59.8	59.7	54.2	92.0	61.8
Gains (losses) on asset sales[2]	n/a	-	-	(0.3)	0.1	0.0	11.1	8.0	10.4	4.7	31.9	3.0	7.7	6.6	29.7	14.9
OIBDA (ex. gains/losses)[3]	n/a	$ 3.4	$ 5.4	$ 1.7	$24.0	$ 53.5	$ 68.8	$ 79.5	$ 53.7	$ 56.9	$ 53.8	$56.8	$ 52.0	$ 47.7	$ 62.3	$ 46.9
Shipping Services:																
Operating income (loss)	n/a	n/a	n/a	n/a	n/a	$ 8.1	$ 25.6	$ (15.0)	$ 16.8	$ 13.1	$ (3.7)	$23.4	$ 17.9	$ 23.8	$ 48.8	$ 45.6
Depreciation and amortization	n/a	n/a	n/a	n/a	n/a	25.8	45.7	43.8	39.8	40.2	37.2	30.2	30.6	31.3	28.4	26.3
OIBDA[1]	n/a	n/a	n/a	n/a	n/a	34.0	71.4	28.8	56.6	53.3	33.5	53.7	48.5	55.1	77.2	71.9
Gains (losses) on asset sales[2]	n/a	n/a	n/a	n/a	n/a	-	-	(0.1)	3.8	0.4	(17.5)	1.4	3.1	0.2	0.2	-
OIBDA (ex. gains/losses)[3]	n/a	n/a	n/a	n/a	n/a	$ 34.0	$ 71.4	$ 28.8	$ 52.8	$ 52.9	$ 51.0	$52.3	$ 45.4	$ 54.8	$ 77.0	$ 71.9
Illinois Corn Processing:[4]																
Segment profit (loss)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$ 2.8	$ (0.9)	$ 39.0	$ 19.6

[1] OIBDA is a non-GAAP financial measure and calculated as operating income plus depreciation and amortization.

[2] Gains (losses) on asset dispositions and impairments, net.

[3] OIBDA (ex gains) plus proceeds from asset dispositions. OIBDA (ex gains) is calculated as operating income plus depreciation and amortization less gains from asset dispositions and impairments, net.

[4] On February 1, 2012, SEACOR acquired a 70% controlling interest in Illinois Corn Processing.

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Appendix I: SEACOR Basics 27

SEACOR Basics: Highlights 28 SEACOR share price 52 week high – $67.84 / 52 week low - $41.24 52 week volume weighted average price: $53.65 Last share price: $67.84 (12/08/16) 1 Deferred taxes was $307.4 million or $17.73 per share. 2 Total capital per share is calculated as book value per share plus net debt per share. As of Sep. 30, 2016 SEACOR Holdings Inc. SEACOR Marine Holdings ("SMH") Book value per share1 $66.29 $34.32 Cash per share $41.25 $12.36 Debt per share $60.10 $13.02 Total capital per share2 $85.14 $34.98 Shares outstanding (mm's) 17.3 Director and mgmt. ownership 14.5%

SEACOR Basics: Focus on Shareholder Returns 29 • Book value per share CAGR (with dividends included) of 11.6% from 1992 - 3Q161 vs. 9.1% for S&P 500 • Average net debt to total capital of 7.1% since IPO vs. 43% for S&P 500 • Total dividends of $835 million2 • Total share repurchases of $1.4 billion (~20 million shares) – $596 million (7.7 million shares) since 2010 – $72 million (~1.2 million shares) over the last 21 months at an average price of ~$62/share • Total gains on asset dispositions and impairments, net of approximately $650 million 1 Excluding dividends, CAGR of book value was 9.4%. As of Sep. 30, 2016, book value includes deferred tax liabilities of $307.4 million, or $17.73 per share. The present value of the deferred tax liabilities, assuming a 13 year duration at a discount rate of 7.375%, is $41.7 million, or $2.40 per share. Adjusting for the present value of deferred tax liabilities and dividends, CAGR of book value was 12.3%. 2 The dividends paid included the special cash dividends in 2010 and 2012 of $319.7 million and $100.4 million, respectively, and the distribution of 19.9 million shares of Era stock to shareholders related to the tax-free spin-off of Era Group Inc. ($415.2 million of book value or $395.4 million of market value at date of distribution).

SEACOR Basics: Balance Sheet Highlights – Liquidity, Liquidity, Liquidity 30 1 SEACOR Marine Holdings Inc. ("SMH") is the offshore marine division. 2 Net property and equipment includes $267.7 million related to our partners’ portion (49% interest) of SEA-Vista. 3 Total debt includes $135.2 million related to our partner’s portion (49% interest) of SEA-Vista and $175 million of Senior Notes funded by the Carlyle Group for the offshore marine division. (in $mm's) Sep. 30, 2016 SMH1 Cash and marketable securities 553.3$ 156.5$ Construction reserve funds 161.9 61.9 Total Cash: 715.1 218.4 Net Property and Equipment2 1,584.0 628.7 Investments, at Equity, and Advances to 50% or Less Owned Companies 331.1 133.0 Goodwill & Intangible Assets, Net 75.9 - Total Debt3 1,041.9 230.1 Deferred Income Taxes 307.4 131.2 SEACOR Holdings Inc. Stockholders' Equity 1,149.3 606.5

SEACOR Basics: Earnings and Returns (2011-2015)

(in thousands, except ratios)	5 Year					
	Average	High	High (Year)	Low	Low (Year)	2015
Offshore Marine Services:						
OIBDA[1]	$ 102,049	$ 153,603	2013	$ 22,794	2015	$ 22,794
Return on Average Historical Cost[2]	9.5%	13.4%	2013	2.1%	2015	2.1%
Return on Average Net Book Value[3]	16.2%	22.0%	2013	4.1%	2015	4.1%
Return on Average Insured Value[4]		11.2%	2013	2.2%	2015	2.2%
Inland River Services:						
OIBDA[1]	$ 65,488	$ 91,952	2014	$ 54,231	2013	$ 61,768
Return on Average Historical Cost[2]	13.8%	18.4%	2014	11.3%	2013	12.7%
Return on Average Net Book Value[3]	19.1%	26.7%	2014	15.8%	2013	19.3%
Return on Average Insured Value[4]		16.7%	2014	9.0%	2013	12.4%
Shipping Services:						
OIBDA[1]	$ 61,256	$ 77,186	2014	$ 48,486	2012	$ 71,888
Return on Average Historical Cost[2]	12.3%	16.4%	2014	9.3%	2012	15.8%
Return on Average Net Book Value[3]	20.9%	31.5%	2014	14.7%	2012	31.5%
Return on Average Insured Value[4]		15.7%	2014	10.4%	2013	15.5%
Consolidated:						
OIBDA (continuing operations)[1]	$ 208,163	$ 297,062	2014	$ 147,112	2015	$ 147,112
Return on Avg Historical Cost (continuing operations)[2]	9.8%	13.6%	2014	7.0%	2015	7.0%
Return on Avg Net Book Value (continuing operations)[3]	15.8%	22.9%	2014	12.8%	2015	12.8%
Net Income (Loss) Attributable to SEACOR	$ 34,118	$ 100,132	2014	$ (68,782)	2015	$ (68,782)
Return on Stockholders' Equity[5]	2.1%	7.1%	2014	(4.9)%	2015	(4.9)%

[1] OIBDA is a non-GAAP financial measure and calculated as operating income plus depreciation and amortization.

[2] Return on average historical cost is calculated as OIBDA divided by average historical cost of equipment.

[3] Return on average net book value is calculated as OIBDA divided by average net book value of equipment.

[4] Return on average insured value is calculated as OIBDA divided by average insured value of equipment.

[5] Return on stockholders' equity is calculated as net income (loss) attributable to SEACOR divided by stockholders' equity at the beginning of the year.

31

Appendix II: Offshore Marine Services 32

Offshore Marine Services: Niche & Regional Focus 33 DP-2 FSVDiesel Electric AHTS Windfarm Support Platform Supply Liftboat Catamaran For further details, refer to the 2016 Annual Report on Form 10-K on pages 3 and 4.

Offshore Marine Services: One of Two Global Companies 34

Offshore Marine Services: Industry Segment Profiles 35 1 Information based on internal estimates as well as industry reports from September – December 2016. No. Est. Vessels No. Est. Vessels Stacked No. Est. Operators Orderbook or Under Construction U.S., primarily Gulf of Mexico AHTS/AHT 32 25 7 - FSV > 160ft 132 94 22 - FSV < 160ft 74 60 16 4 PSV > 3000dwt 143 75 12 8 PSV < 3000dwt 277 198 30 4 Liftboat > 175ft 69 25 31 - Liftboat < 175ft 147 76 9 - Africa, primarily West Africa AHTS 198 80 37 - Fast support 65 30 13 - Supply 160 70 29 - Middle East AHTS 425 47 57 20 Fast support/Crew 168 11 26 4 Supply 175 14 38 6 Liftboat 27 5 11 6 Southeast Asia AHTS 466 144 116 102 Fast support/Crew 23 8 12 2 PSV 107 33 45 65 No. Est. Vessels No. Est. Vessels Stacked No. Est. Operators Orderbook or Under Construction Brazil AHTS 74 2 22 7 Fast support 12 - 2 2 Supply 166 23 29 30 Mexico AHTS 13 8 5 - Fast support 70 34 13 - PSV 59 27 11 - Europe, primarily North Sea AHTS 84 52 17 7 PSV 271 101 33 14 Standby safety 158 26 10 5 Subsea 120 35 20 5

Offshore Marine Services: Cost of Fragmentation 36 1 • Estimated SEACOR offshore overhead (approximately $40 million administrative and general expenses and $5 million corporate charge) • Aggregation general and administrative (overhead) costs of publicly-traded offshore vessel operators listed on the U.S., Hong Kong, French, and Singaporean exchanges: estimated $300 million for 7 companies operating in West Africa, Asia, U.S., Caribbean, and the Middle East1 1 Estimated assumes on-going reductions in cost since last published numbers.

$- $100 $200 $300 $400 $500 $600 $700 $800 $900 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Capital Expenditures OIBDA (ex gains) and Sales Proceeds Offshore Marine Services: Funding Capital Expenditures 37 Fleet Renewal Funded by Earnings and Fleet Sales 1 1 OIBDA (ex gains) plus proceeds from asset dispositions. OIBDA (ex gains) is calculated as operating income plus depreciation and amortization minus gains from asset dispositions and impairments, net. Proceeds from sale includes sales to third parties, leasing companies and joint ventures. Capital Discipline: Pay as you Go

Appendix III: Inland River Services 38

Inland River Services 39 We are a logistics manager, not only a barge operator. Hopper Barge Grain Terminal Liquid Terminal General Cargo Terminal Container -on-barge Fleeting Operation Boat Towboat

Inland River Services: Geographic Diversification 40 U.S. Inland Waterways Parana / Paraguay Waterway Colombia: Magdalena Waterway Tank barge and towboat operations • Our joint venture is a Uruguayan Company. • Dry-cargo barge and towboat operations • Terminal operations • We are the 5th largest operator of dry-cargo covered hopper barges • Terminal operations • Fleeting operations

Name # of Barges ACL & AEP 3,266 Ingram Barge Company 2,554 American River Transportation 1,772 Cargo Carriers 1,332 SCF Marine 1,097 All Other (21 operators) 1,958 Total 11,979 Top Five Largest Covered Hopper Barge Operators Inland River Services: U.S. Dry-Cargo Barge Competitive Landscape 41 • The inland barge industry has experienced significant consolidation since 1980 • The top 5 operators control over 80% of the U.S. dry-cargo covered hopper fleet: SCF is the 5th largest and enjoys a strategic relationship with Bunge North America • Scale provides a competitive edge due to vertical integration Informa Economics, Inc. (March 2016) As of Sep. 30, 2016, we operate 1,147 dry-cargo barges (covered & open) (657 owned / 490 pooled or managed). U.S. Inland River Towboats Industry > 4,200 HP: Est. 22 operators with 318 towboats1 1 Source: Inland River Record

Inland River Services: U.S. Dry-Cargo Barge Industry 42 0 200 400 600 800 1,000 1,200 1,400 1,600 '79 '81 '83 '85 '87 '89 '91 '93 '95 '97 '99 '01 '03 '05 '07 '09 '11 '13 '15 Open Covered Retirements • Current fleet from 1971 to 2016 includes 6,362 dry-cargo open hoppers with average age of 17.3 years and 11,979 dry-cargo covered hoppers with an average age of 13.3 years. • Approximately 16% of covered hoppers and 33% of open hoppers fleet is over 20 years old. • After over a decade of decline, the size of the covered hopper fleet returned to peak levels in 2014 with 243 deliveries and over 600 barges converted from open to covered hoppers. Dry-Cargo Barges in Operation by Year of Construction (1979-2015) Earnings per day in the low teens (000’s) led to a gap in building barges in the 1980s Earnings per day started to improve, which was driven by demand increases from changes to the export/import market structure and replacement of barges Tax incentives led to a building boom in 1980-81, and the Russian grain embargo led to over supply in the market. Large portion of deliveries have since been replaced Earnings per day increased to record levels in 2006, while tax incentives from 2008 to 2014 and replacement requirements fueled the boom from 2006 to 2014 Lower earnings per day was caused by growth in the covered hopper barge supply, including shift from open tops being covered for dry cargo service Informa Economics, Inc. (March 2016)

Inland River Services: Freight Rates 43 1 “Barge Fleet Profile Report”. Informa Economics, Inc. (March 2016). 2 Barge earnings per day provided is for the inland river division’s HC Pool, which is made up of 13’ and 14’ covered hopper barges. “The benchmark used to measure rates is the adoption of the expired Bulk Grain and Grain Products Tariff No. 7 as the base tariff rate established for each segment of the river. Barge rates are then traded as a % of this tariff.”1 Barge earnings per day during 2006-YTD Nov. 2016 has ranged from $80 - $294.2

Appendix IV: Shipping Services 44

Shipping Services 45 Container VesselOcean Bunker Barge Landing craft here Landing Craft cean Bunker BargeBunker BargeHarbor / Terminal Tug Product Tank Vessel Chemical Articulated-Tug Barge

Shipping Services: Industry Profile 46 • Liquid Bulk Shipping: – There are 15 operators (7 main owners) and approximately 120 vessels in the Jones Act coastwise tank vessel fleet greater than 19,000 dwt (150k bbl or greater capacity) – Approximately 20% of the fleet are over 25 years old • Harbor Towing: – There are an estimated 25 operators with approximately 400 harbor tugs along the U.S. Gulf Coast and U.S. East Coast with an average age of slightly over 30 years. • Liner / Short-sea Shipping: – There are 9 operators (7 are U.S.-based) servicing the Bahamas with 19 vessels. – There are 5 operators serving Puerto Rico with 16 vessels. 0 5 10 15 20 25 30 35 40 45 50 25+ Yrs. 21-25 Yrs. 16-20 Yrs. 6-15 Yrs. 0-5 Yrs. Delivery 2017 N u m b e r o f V e s s e l s Age (in Years) U.S.-Flag Tank Vessel Fleet Age Profile As of November 2016

Shipping Services: Harbor Towing Fleet Profile 47 As of Nov. 30, 2016 Type Year of Build BHP Owned Leased-in Broward Twin Z-Drive - Fwd 1995 5,100 - 1 New River Twin Z-Drive - Inline (SDM) 1997 4,000 - 1 Hawk Twin Z-Drive - Aft 1995 6,700 1 - St. Johns Twin Z-Drive - Inline (SDM) 1998 4,000 - 1 Condor Twin Z-Drive - Aft 1996 6,700 1 - Eagle Twin Z-Drive - Fwd 1988 3,200 1 - Florida Twin Z-Drive - Fwd 1990 3,000 1 - Escambia Twin Z-Drive - Inline (SDM) 1999 4,000 1 - Mobile Point Twin Z-Drive - Inline (SDM) 1999 4,200 - 1 Sabine Twin Z-Drive - Aft 2007 5,150 1 - Suwannee River Twin Z-Drive - Inline (SDM) 2000 4,200 - 1 Buccaneer Twin Z-Drive - Aft 2007 5,150 1 - Athena Twin Z-Drive - Aft 2013 5,360 - 1 Atlas Twin Z-Drive - Aft 2013 4,600 - 1 Goliath Conventional 1981 3,900 1 - Energy Zeus Twin Z-Drive - Aft 2007 5,150 1 - Aura Twin Z-Drive - Aft 2013 4,600 - 1 Nike Conventional 1982 3,900 1 - Energy Hercules Twin Z-Drive - Aft 2007 5,150 1 - Titan Conventional 1977 3,900 1 - Apollo Twin Z-Drive - Aft 2013 5,360 - 1 Gasparilla Twin Z-Drive - Aft 2007 5,150 1 - Samson Conventional 1980 3,900 1 - 14 9 We have 2 – 5,730 HP Rotor tugs on order with deliveries in Dec. 2016 and early 2017.

Appendix V: Financial Overview 48

Financial Overview: Balance Sheet 49 (in millions, unaudited) ASSETS Sep. 30, 2016 Current Assets: Cash and cash equivalents 474.5$ Marketable securities 78.7 Receivables 180.8 Inventories 16.0 Prepaid expenses and other 9.5 Total current assets 759.6 Property and Equipment: Historical cost 2,128.0 Accumulated depreciation (1,008.6) 1,119.4 Construction in progress 464.7 Held for sale assets - Net property and equipment 1,584.0 Construction Reserve Funds 161.9 Goodwill 52.4 Intangible Assets, Net 23.5 Other Assets 41.6 2,954.1$ Investments, at Equity, and Advances to 50% or Less Owned Companies 331.1 LIABILITIES AND EQUITY Sep. 30, 2016 Current Liabilities Current portion of long-term debt 28.2$ Accounts payable and accrued expenses 70.0 Other current liabilities 96.3 Total current liabilities 194.6 Long-Term Debt 1,013.7 Exchange Option Liability on Sub. Convert. 8.9 Deferred Income Taxes 307.4 Deferred Gains and Other Liabilities 148.1 Total liabilities 1,672.7 Equity: SEACOR Holdings Inc. stockholders' equity: Common stock 0.4 Additional paid-in capital 1,512.2 Retained earnings 1,004.5 Shares held in treasury, at cost (1,357.3) Accumulated other comprehensive loss, (10.5) 1,149.3 Noncontrolling interests in subsidiaries 132.2 Total equity 1,281.5 2,954.1$

Financial Overview: Accounting Policies 50 • Conservative asset depreciation policy • Depreciated from year of build (not from year of rebuilding / acquisition) • No maintenance capex required: all maintenance and repair costs expensed as incurred • Drydocking and ship repositioning costs also expensed as incurred ESTIMATED USEFUL LIFE Years Peer Group Ranges Offshore support vessels (excluding wind farm utility) 20 15-25 Wind farm utility vessels 10 Inland river dry-cargo barges 20 Inland river towboats 25 5-40 Product tank vessels - U.S.-flag 25 25 Short-sea container/RORO vessels 20 Harbor and offshore tugs 25 5-40 Ocean liquid tank barges 25 5-40 Terminal and manufacturing facilities 20

Financial Overview: Reconciliations of Certain Non-GAAP Measures

SEACOR

(in thousands, except ratios)	2015	2014	2013	2012	2011	Average
Offshore Marine Services:						
Operating income (loss)	$ (38,935)	$ 68,429	$ 88,179	$ 64,218	$ 26,568	
Depreciation and amortization	61,729	64,615	65,424	61,542	48,477	
Operating income before depreciation and amortization[1]	$ 22,794	$ 133,044	$ 153,603	$ 125,760	$ 75,045	$ 102,049
Average historical cost[2]	$ 1,076,068	$1,133,347	$1,142,867	$1,091,592	$ 923,714	$1,073,518
Return on avg. historical cost[3]	2.1%	11.7%	13.4%	11.5%	8.1%	9.5%
Average net book value[4]	$ 553,587	$ 642,499	$ 699,740	$ 693,990	$ 556,147	$ 629,193
Return on avg. net book value[5]	4.1%	20.7%	22.0%	18.1%	13.5%	16.2%
Average insured value[6]	$ 1,057,884	$1,270,120	$1,368,586			
Return on avg. insured value of owned fleet[7]	2.2%	10.5%	11.2%			
Inland River Services:						
Operating income	$ 33,136	$ 62,517	$ 25,770	$ 31,437	$ 36,289	
Depreciation and amortization	28,632	29,435	28,461	28,270	23,494	
Operating income before depreciation and amortization[1]	$ 61,768	$ 91,952	$ 54,231	$ 59,707	$ 59,783	$ 65,488
Average historical cost[2]	$ 485,916	$ 500,698	$ 479,895	$ 481,716	$ 432,482	$ 476,141
Return on avg. historical cost[3]	12.7%	18.4%	11.3%	12.4%	13.8%	13.8%
Average net book value[4]	$ 320,380	$ 344,094	$ 343,341	$ 365,926	$ 338,142	$ 342,377
Return on avg. net book value[5]	19.3%	26.7%	15.8%	16.3%	17.7%	19.1%
Average insured value[6]	$ 499,258	$ 550,696	$ 602,177			
Return on avg. insured value of owned fleet[7]	12.4%	16.7%	9.0%			

Footnotes are found on last slide 53.

51

Financial Overview: Reconciliations of Certain Non-GAAP Measures Continued

(in thousands, except ratios)	2015	2014	2013	2012	2011	Average
Shipping Services:						
Operating income	$ 45,592	$ 48,766	$ 23,769	$ 17,851	$ 23,439	
Depreciation and amortization	26,296	28,420	31,299	30,635	30,214	
Operating income before depreciation and amortization[1]	$ 71,888	$ 77,186	$ 55,068	$ 48,486	$ 53,653	$ 61,256
Average historical cost[2]	$ 454,053	$ 470,595	$ 505,517	$ 519,066	$ 538,382	$ 497,523
Return on avg. historical cost[3]	15.8%	16.4%	10.9%	9.3%	10.0%	12.3%
Average net book value[4]	$ 227,937	$ 256,085	$ 293,379	$ 330,425	$ 354,305	$ 292,426
Return on avg. net book value[5]	31.5%	30.1%	18.8%	14.7%	15.1%	20.9%
Average insured value of owned fleet[6]	$ 463,886	$ 492,170	$ 529,464			
Return on avg. insured value[7]	15.5%	15.7%	10.4%			
Consolidated Services (continuing operations):						
Operating income	$ 21,125	$ 165,243	$ 100,042	$ 56,405	$ 67,138	
Depreciation and amortization	125,987	131,819	134,518	131,667	106,873	
Operating income before depreciation and amortization[1]	$ 147,112	$ 297,062	$ 234,560	$ 188,072	$ 174,011	$ 208,163
Average historical cost[2]	$ 2,096,977	$2,187,605	$2,206,730	$2,178,328	$1,929,866	$2,119,901
Return on avg. historical cost[3]	7.0%	13.6%	10.6%	8.6%	9.0%	9.8%
Average net book value[4]	$ 1,149,563	$1,298,291	$1,395,953	$1,461,071	$1,287,009	$1,318,377
Return on avg. net book value[5]	12.8%	22.9%	16.8%	12.9%	13.5%	15.8%
Consolidated Services (incl. discontinued operations):						
Net Income (Loss) Attributable to SEACOR	$ (68,782)	$ 100,132	$ 36,970	$ 61,215	$ 41,056	$ 34,118
SEACOR Stockholders' Equity (beginning of period)	$ 1,399,494	$1,400,852	$1,713,654	$1,789,607	$1,787,237	$1,618,169
Return on Stockholders' Equity[8]	(4.9)%	7.1%	2.2%	3.4%	2.3%	2.1%

Footnotes are found on slide 53.

52

Financial Overview: Reconciliations of Certain Non-GAAP Measures Continued 53 1 Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions. 2 Average historical cost is computed by averaging the beginning and ending quarterly values during a period. This reflects what we paid at the time the equipment was purchased, not replacement cost, or the fair value for equipment acquired in a corporate transaction. In our businesses, the price for assets, even identical assets, can move up and down over time. 3 Return on average historical cost is calculated as OIBDA divided by average historical cost. 4 Average net book value is computed by averaging the beginning and ending quarterly values during a period. This reflects what we paid at the time the equipment was purchased, net of accumulated depreciation and excludes construction in progress. 5 Return on average net book value is calculated as OIBDA divided by average net book value. 6 Average insured value of the owned fleet is computed by averaging the beginning and ending quarterly values during a period. With the exception of additions (and deletions) within the year, insured values are based on the policy renewals of the respective year. 7 Return on average insured value is calculated as OIBDA divided by average insured value of equipment. 8 Return on stockholders’ equity is calculated as net income (loss) attributable to SEACOR divided by stockholders’ equity at the beginning of the year.